EXHIBIT 99.1
Purchase, New York     Telephone: 914-253-2000     www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Dave DeCecco
	Senior Vice President, Investor Relations	Director, Media Bureau
	914-253-3035	914-253-2655
	jamie.caulfield@pepsico.com	dave.dececco@pepsico.com
PepsiCo Delivers Strong Financial and Operating Results
for Fourth Quarter and Full-Year 2010
•	Full-year reported net revenue grew 34 percent; reported net income* rose 6 percent; core constant currency* net income rose 15 percent

•	Full-year reported EPS was $3.91, up 4 percent; core EPS was $4.13, up 12 percent; core constant currency EPS grew 12 percent

•	Full-year reported cash flow from operations was $8.4 billion, up 24 percent; management operating cash flow (excluding certain items) was $6.9 billion, up 23 percent*

•	The company returned $8 billion to shareholders in 2010 through share repurchases and dividends

•	Integration of the company’s anchor bottlers is largely complete, with synergies exceeding original estimates

•	The company expects to deliver 2011 core constant currency EPS growth of 7-8 percent and high-single-digit longer-term core constant currency EPS growth reflecting challenging commodity cost inflation and a difficult macroeconomic outlook
PURCHASE, N.Y. – February 10, 2011 – PepsiCo, Inc. (NYSE: PEP) today reported volume, revenue and profit growth for the fourth quarter and full year of 2010 driven by gains across its worldwide snacks and beverage businesses, and from the acquisitions of its anchor bottlers earlier in the year. Full-year reported earnings per share increased 4 percent to $3.91, core earnings per share increased 12 percent to $4.13 and core constant currency earnings per share grew 12 percent. For the quarter, reported EPS declined 6 percent to $0.85, core EPS grew 17 percent to $1.05, and core constant currency EPS grew 19 percent.
“We are pleased with PepsiCo’s performance in the fourth quarter and for the full year. The underlying performance of our businesses remained solid despite a challenging macroeconomic environment,” said PepsiCo Chairman and CEO Indra Nooyi. “We posted broad-based worldwide gains in both snacks and beverages, our businesses deftly balanced a delicate price-value consumer equation, and we aggressively managed costs and productivity to deliver top-tier financial results.”
Ms. Nooyi continued, “Importantly, we are entering 2011 an even-stronger, more-capable organization:
•	Our core global snacks and beverage businesses benefit from strong brands, world-class go-to-market systems, and innovative and differentiated products and we strengthened these advantages in 2010 through targeted investments;

•	We acquired and successfully integrated our two anchor bottlers, creating more-efficient and effective beverage businesses in our key North American market and in Europe;

•	We acquired Wimm-Bill-Dann, Russia’s preeminent food and beverage company, adding to our terrific competitive position in Russia and Eastern Europe, while also providing a strong foothold in the attractive dairy category; and

*	Please refer to the Glossary for definitions of constant currency and core. Core results and core constant currency results are non-GAAP financial measures that exclude certain items. Additionally, management operating cash flow is a non-GAAP financial measure. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items. All references to net income refer to net income attributable to PepsiCo.

•	We established our Global Nutrition Group to accelerate innovation and growth in our large and well-positioned nutrition businesses.
“We are encouraged by the momentum of our businesses as we enter 2011, and are mindful of three realities:
•	A weak consumer landscape given the poor macroeconomic picture, especially the high level of unemployment in key developed markets;

•	High levels of cost inflation for the coming year, driven by broad and pronounced commodity inflation; and

•	A potentially difficult competitive pricing environment, particularly in beverages.
“Our earnings outlook reflects our considered perspective on the marketplace and the macroeconomic picture, and we are confident we have the operating capability, portfolio strength and financial flexibility to effectively compete in this environment.”
PepsiCo Chief Financial Officer Hugh Johnston said, “In addition to our strong fundamental operating performance in 2010, our businesses also generated strong cash flow. The company generated $6.9 billion of management operating cash flow, excluding certain items, representing a 23 percent increase over 2009.”
“We delivered more than $150 million in synergies from the bottler acquisitions in 2010, above our target for the year. The strong pace of synergy realization and the identification of additional synergies have led us to increase our expectation for total synergies through 2012 to more than $550 million.”

Summary Fourth Quarter 2010 Performance (Percent Growth)*

			Constant Currency*
				Core*		Core*
				Division		Division
				Operating		Operating	Operating
	Volume		Net Revenue	Profit	Net Revenue	Profit	Profit
PAF	2		3	9	3	10	10
FLNA	—		—	7	—	7	7
LAF	5		11	28	9	29	29
QFNA	(1)		(4)	(8)	(3)	(7)	(7)

PAB	14		130	77	129	71	40

Europe	3/10	**	42	13	36	9	(16)

AMEA	13/8	**	16	23	19	31	31
Total Divisions	3/12	**	37	26	37	24	14
Total PepsiCo							10 ***
Summary Full Year 2010 Performance (Percent Growth)*

			Constant Currency*
				Core*		Core*
				Division		Division
				Operating		Operating	Operating
	Volume		Net Revenue	Profit	Net Revenue	Profit	Profit
PAF	0.5		3	6	3.5	7	7
FLNA	(1)		0.5	8	1	9	9
LAF	4		10	11	11	11	11
QFNA	(1)		(4)	(10)	(3)	(10)	(10)

PAB	10		102	68	102	64	28

Europe	2/10	**	40	26	38	25	9

AMEA	15/7	**	15	(2)	19	2	4
Total Divisions	2/9	**	33	23	34	23	12
Total PepsiCo							4 ***

*	The above core results and core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

**	Snacks/Beverage

***	The reported operating profit growth was impacted by certain items excluded from our core results in both 2010 and 2009. See “Reconciliation of GAAP and non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

All references below to net revenue are on a constant currency basis, and to operating profit are on a core constant currency basis. In addition, all comparisons are on a year-over-year basis unless otherwise noted.
Division Operating Summaries
PepsiCo Americas Foods (PAF)
Frito-Lay North America (FLNA)
FLNA increased its dollar share leadership position in measured channels in salty snacks for the full year and grew operating profit 8 percent for the full year, its strongest profit growth performance in a decade. Profit growth in the quarter and for the full year benefited from lower input costs and from strong productivity gains and cost control.
Volume grew slightly in the fourth quarter and units grew 1 percent. Volume growth continued to be impacted by cycling the “20% More Free” promotion from 2009. Lay’s performance led growth, with strong consumer response to the activation of Lay’s All-Natural Ingredients, and continued strong double-digit growth in Sabra dips and spreads.
For the full year, volume declined 1 percent, with unit growth up more than 1 percent. Volume growth was adversely impacted by cycling the “20% More Free” promotion. Net revenue growth for the quarter and full year reflected the impacts of volume performance and effective net pricing.
Latin America Foods (LAF)
Strong performance for the quarter and full year benefited from broad-based volume gains, especially in LAF’s largest businesses in Mexico and in Brazil. Volume, revenue and operating profit growth in both the quarter and full year were driven by strong innovation, price-pack management and marketplace execution.
Quaker Foods North America (QFNA)
Performance for the quarter and full year reflected declines in the hot cereals and ready-to-eat cereals categories, and a competitive pricing environment. QFNA invested in improving its quality and in innovation launched in the second half of 2010 that will continue to receive marketing support in 2011.
PepsiCo Americas Beverages (PAB)
In a highly competitive environment, North America volume (excluding the impact of incremental volume from the agreement with Dr Pepper Snapple Group) grew 1 percent in the quarter behind strong performance of the company’s advantaged non-carbonated beverage portfolio. The fourth quarter of 2010 marks the company’s fifth consecutive quarter of sequential improvement in organic volume performance in North America. PAB widened its liquid refreshment beverage volume share advantage versus its primary competitor in the U.S. in measured channels for the quarter and the full year.
Volume, revenue and operating profit growth for the quarter and full year benefited from the impact of the anchor bottler acquisitions.
Europe
Snacks performance in the quarter was driven by double-digit gains in Russia and broad gains across much of Europe. Performance in Eastern Europe was generally stronger than in the developed markets of Western Europe where macroeconomic conditions remained challenged.
Beverage volume grew 5 percent in the quarter and for the full year, excluding the impact of the anchor bottler acquisitions. Gains were broad based, and particularly strong in Eastern Europe where the company posted double-digit gains in Russia, Turkey, the Ukraine and Poland in the quarter. Growth for the full year was also driven by strong performance in Russia, Turkey and Poland.
Growth in snack and beverage volumes, revenue and operating profit was supported by delivering differentiated value through promotion and price-pack management, innovative marketing and broadening the portfolio into adjacencies. Operating profit in the fourth quarter was adversely impacted by higher costs related to potato crop shortages in Russia. Volume, revenue and operating profit growth in beverages for the quarter and the full year benefited from the impact of the anchor bottler acquisitions.
For the year, the company gained value share in snacks and CSDs in Europe with particularly strong snack gains in the key emerging market of Russia.
Asia, Middle East & Africa (AMEA)
Snack and beverage volume gains for the quarter and full year were led by strong performance in key emerging markets.
The Middle East, India and China each grew snack volumes strong double digits, and acquisitions contributed two points of snacks volume growth in the quarter and for the full year.
Beverage performance for the quarter was led by high-single-digit growth in the Middle East, 9 percent growth in China and double-digit growth in India. For the full year, beverage volume was led by double-digit growth in India and China.
The company gained one CSD share point in China, and gained relative share versus its closest competitor in India in the most recent quarter. The company further strengthened its position in India through the formation of a joint venture with Tata Global Beverages to develop and market hydration beverages for the India market.
Full-year operating profit was negatively impacted by the lapping of the gain from the formation of a joint venture with Calbee in Japan in the third quarter of 2009 as well as from marketplace investment spending.
Tax Rate
PepsiCo’s reported tax rate was 23.0 percent for the full year versus 26.0 percent in 2009. PepsiCo’s core tax rate was 26.9 percent which compares to a core tax rate of 25.6 percent in 2009.
Cash Flow
Full-year cash flow from operating activities was $8.4 billion. Management operating cash flow, which is net of capital expenditures, was $5.3 billion and included: after-tax merger and integration payments of $0.3 billion; $1.0 billion of after-tax discretionary contributions to PepsiCo’s pension and retiree medical plans; capital expenditures of $0.1 billion related to the bottler integration; after-tax interest costs related to a debt repurchase of $0.1 billion; and other items as set out in the attached financial schedules. Management operating cash flow excluding these items was $6.9 billion, an increase of 23 percent from 2009.
The company returned $8 billion of cash to shareholders in 2010 through share repurchases of $5 billion and dividends of $3 billion, bringing the cash returned to shareholders over the past three years through share repurchases and dividends to $18 billion.
Guidance
For 2011, the company is targeting earnings per share growth of 7 to 8 percent on a 52-week, core constant currency basis from its fiscal 2010 core EPS of $4.13. The company’s outlook for 2011 anticipates high global commodity cost inflation, difficult macroeconomic conditions in developed markets and ongoing strategic investments in emerging markets and in brand-building activities. The company expects to benefit from synergies from the bottling acquisitions and the acquisition of Wimm-Bill-Dann. In addition, the company expects higher net interest expense and a core tax rate of approximately 27 percent. Based on current spot rates, foreign exchange translation would have between a one and two point favorable impact on the company’s full-year, core EPS growth. The company anticipates share repurchases of approximately $2.5 billion in 2011. Beyond 2011, the company expects high-single-digit core constant currency EPS growth reflecting, in part, its outlook for commodity cost inflation and macroeconomic uncertainty.
Please refer to the glossary for more information about the items excluded from the company’s fiscal 2011 core tax rate guidance and fiscal 2011 and longer-term core constant currency EPS guidance.

Anchor Bottler Synergies
The company expects total synergies of more than $550 million from the acquisitions of its anchor bottlers through 2012, with one-time costs of approximately $925 million, of which approximately $250 million is non-cash.
The above estimates compare to the company’s prior synergy targets of $400 million once fully implemented by 2012 and one-time costs of approximately $650 million.
Conference Call
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss fourth-quarter results and the outlook for full-years 2011 and beyond. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.
About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that each generate more than $1 billion in annual retail sales. Our main businesses – Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade – also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in more than 200 countries. With annualized revenues of nearly $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth, called Performance with Purpose. By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture, PepsiCo balances strong financial returns with giving back to our communities worldwide. For more information, please visit www.pepsico.com.
Cautionary Statement
Statements in this release that are “forward-looking statements,” including our 2011 and longer-term guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change or changes in legal, regulatory or market measures to address climate change; PepsiCo’s ability to realize the anticipated cost savings and other benefits expected from the acquisitions of The Pepsi Bottling Group, Inc., PepsiAmericas, Inc. and Wimm-Bill-Dann Foods OJSC; failure to renew collective bargaining agreements or strikes or work stoppages; and any downgrade of PepsiCo’s credit rating resulting in an increase of its future borrowing costs.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
Reconciliation. In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.
Glossary
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Core: Core results are non-GAAP financial measures which exclude the following items in our historical results: the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges (including charges related to PBG, PAS and Wimm-Bill-Dann); restructuring and impairment charges; a one-time charge related to the change to hyperinflationary accounting and devaluation in Venezuela; an asset write-off for SAP software; a contribution to the Foundation; interest expense incurred in connection with our debt repurchase; and, with respect to our PBG and PAS mergers, certain fair value adjustments to acquired inventory and the gain on previously held equity interests in PBG and PAS. With respect to our 2011 and longer-term guidance, our core results exclude: the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and Wimm-Bill-Dann; and the impact of the 53rd week in 2011. For more details and reconciliations of our 2010 and 2009 core and core constant currency results and full-year 2011 core tax rate guidance and full-year 2011 and longer-term core constant currency EPS guidance, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: The combined impact of mix and price.
Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) restructuring payments in connection with our Productivity for Growth initiative, (3) merger and integration payments in connection with our PBG, PAS and WBD acquisitions, (4) a contribution to The PepsiCo Foundation, (5) capital investments related to the bottling integration, (6) interest paid related to our debt repurchase and (7) the tax impacts associated with each of these items, as applicable. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Pricing: The impact of list price changes and weight changes per package.

Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.
# # #

PepsiCo, Inc. and Subsidiaries
Summary of PepsiCo 2010 Results
(unaudited)

	Quarter Ended 12/25/10			Year Ended 12/25/10
	Reported		Core Constant			Core Constant
	Growth	Core*	Currency* Growth	Reported	Core*	Currency* Growth
	(%)	Growth (%)	(%)	Growth (%)	Growth (%)	(%)
Volume (Servings)	9	9		7	7
Net Revenue	37	37	37	34	34	33
Division Operating Profit	14	24	26	12	23	23
Total Operating Profit	10	24		4	24
Net Income Attributable to PepsiCo	(5)	19	20	6	14	15
Earnings per Share (EPS)	(6)	17	19	4	12	12

*	Core results and core constant currency results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and exclude the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc., an asset write-off charge for SAP software, certain restructuring actions in 2009 and interest expense incurred in connection with our cash tender offer to repurchase debt. Additionally, with respect to our acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS), core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. Core results also exclude advisory fees in connection with our acquisition of Wimm-Bill-Dann Foods, OJSC (WBD). Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2009. In addition, core constant currency EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-7 through A-8 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, and unaudited, except year-ended 12/26/09 amounts)

	Quarter Ended			Year Ended
	12/25/10	12/26/09	Change	12/25/10	12/26/09	Change

Net Revenue	$18,155	$13,297	37%	$57,838	$43,232	34%

Cost of sales	8,359	6,293	33%	26,575	20,099	32%
Selling, general and administrative expenses	7,526	4,949	52%	22,814	15,026	52%
Amortization of intangible assets	39	21	79%	117	63	85%

Operating Profit	2,231	2,034	10%	8,332	8,044	4%

Bottling equity income	7	75	(91)%	735	365	102%
Interest expense	(408)	(112)	267%	(903)	(397)	128%
Interest income	42	23	84%	68	67	1%

Income before income taxes	1,872	2,020	(7)%	8,232	8,079	2%

Provision for income taxes	511	583	(12)%	1,894	2,100	(10)%

Net income	1,361	1,437	(5)%	6,338	5,979	6%

Less: Net income attributable to noncontrolling interests	(4)	3	n/m	18	33	(44)%

Net Income Attributable to PepsiCo	$1,365	$1,434	(5)%	$6,320	$5,946	6%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.85	$0.90	(6)%	$3.91	$3.77	4%
Average Shares Outstanding	1,607	1,584		1,614	1,577

Cash dividends declared per common share	$0.48	$0.45		$1.89	$1.775

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, and unaudited, except year-ended 12/26/09 amounts)

	Quarter Ended			Year Ended
	12/25/10	12/26/09	Change	12/25/10	12/26/09	Change

Net Revenue

Frito-Lay North America	$3,891	$3,888	—	$13,397	$13,224	1%
Quaker Foods North America	566	585	(3)%	1,832	1,884	(3)%
Latin America Foods	2,252	2,062	9%	6,315	5,703	11%

PepsiCo Americas Foods	6,709	6,535	3%	21,544	20,811	3.5%

PepsiCo Americas Beverages	6,296	2,754	129%	20,401	10,116	102%

Europe	3,083	2,264	36%	9,254	6,727	38%

Asia, Middle East & Africa	2,067	1,744	19%	6,639	5,578	19%

Total Net Revenue	$18,155	$13,297	37%	$57,838	$43,232	34%

Operating Profit

Frito-Lay North America	$1,027	$956	7%	$3,549	$3,258	9%
Quaker Foods North America	175	190	(7)%	568	628	(10)%
Latin America Foods	388	301	29%	1,004	904	11%

PepsiCo Americas Foods	1,590	1,447	10%	5,121	4,790	7%

PepsiCo Americas Beverages	734	522	40%	2,776	2,172	28%

Europe	218	259	(16)%	1,020	932	9%

Asia, Middle East & Africa	61	46	31%	742	716	4%

Division Operating Profit	2,603	2,274	14%	9,659	8,610	12%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	33	83	(59)%	91	274	(67)%
Merger and Integration Costs	(63)	(48)	32%	(191)	(49)	284%
Venezuela Currency Devaluation	—	—	n/m	(129)	—	n/m
Asset Write-Off for SAP Software	—	—	n/m	(145)	—	n/m
Foundation Contribution	—	—	n/m	(100)	—	n/m
Other	(342)	(275)	24%	(853)	(791)	8%

	(372)	(240)	54%	(1,327)	(566)	134%

Total Operating Profit	$2,231	$2,034	10%	$8,332	$8,044	4%

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/25/10	12/26/09
	(unaudited)
Operating Activities
Net income	$6,338	$5,979
Depreciation and amortization	2,327	1,635
Stock-based compensation expense	299	227
Restructuring and impairment charges	—	36
Cash payments for restructuring charges	(31)	(196)
Merger and integration costs	808	50
Cash payments for merger and integration costs	(385)	(49)
Gain on previously held equity interests in PBG and PAS	(958)	—
Asset write-off	145	—
Non-cash foreign exchange loss related to Venezuela devaluation	120	—
Excess tax benefits from share-based payment arrangements	(107)	(42)
Pension and retiree medical plan contributions	(1,734)	(1,299)
Pension and retiree medical plan expenses	453	423
Bottling equity income, net of dividends	42	(235)
Deferred income taxes and other tax charges and credits	500	284
Change in accounts and notes receivable	(268)	188
Change in inventories	276	17
Change in prepaid expenses and other current assets	144	(127)
Change in accounts payable and other current liabilities	488	(133)
Change in income taxes payable	123	319
Other, net	(132)	(281)

Net Cash Provided by Operating Activities	8,448	6,796

Investing Activities
Capital spending	(3,253)	(2,128)
Sales of property, plant and equipment	81	58
Acquisitions of PBG and PAS, net of cash and cash equivalents acquired	(2,833)	—
Acquisition of manufacturing and distribution rights from Dr Pepper Snapple Group, Inc. (DPSG)	(900)	—
Investment in WBD	(463)	—
Other acquisitions and investments in noncontrolled affiliates	(83)	(500)
Divestitures	12	99
Cash restricted for pending acquisitions	—	15
Short-term investments, net	(212)	55
Other investing, net	(17)	—

Net Cash Used for Investing Activities	(7,668)	(2,401)

Financing Activities
Proceeds from issuances of long-term debt	6,451	1,057
Payments of long-term debt	(59)	(226)
Debt repurchase	(500)	—
Short-term borrowings, net	2,482	(1,018)
Cash dividends paid	(2,978)	(2,732)
Share repurchases — common	(4,978)	—
Share repurchases — preferred	(5)	(7)
Proceeds from exercises of stock options	1,038	413
Excess tax benefits from share-based payment arrangements	107	42
Acquisition of noncontrolling interest in Lebedyansky from PBG	(159)	—
Other financing	(13)	(26)

Net Cash Provided by/(Used for) Financing Activities	1,386	(2,497)

Effect of exchange rate changes on cash and cash equivalents	(166)	(19)

Net Increase in Cash and Cash Equivalents	2,000	1,879
Cash and Cash Equivalents — Beginning of year	3,943	2,064

Cash and Cash Equivalents — End of year	$5,943	$3,943

Non-cash activity:
Issuance of common stock and equity awards in connection with our acquisitions of PBG and PAS, as reflected in investing and financing activities	$4,451	—

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	12/25/10	12/26/09
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,943	$3,943
Short-term investments	426	192
Accounts and notes receivable, net	6,323	4,624
Inventories
Raw materials	1,654	1,274
Work-in-process	128	165
Finished goods	1,590	1,179

	3,372	2,618

Prepaid expenses and other current assets	1,505	1,194

Total Current Assets	17,569	12,571

Property, plant and equipment, net	19,058	12,671
Amortizable intangible assets, net	2,025	841

Goodwill	14,661	6,534
Other nonamortizable intangible assets	11,783	1,782

Nonamortizable Intangible Assets	26,444	8,316

Investments in noncontrolled affiliates	1,368	4,484
Other assets	1,689	965

Total Assets	$68,153	$39,848

Liabilities and Equity
Current Liabilities
Short-term obligations	$4,898	$464
Accounts payable and other current liabilities	10,923	8,127
Income taxes payable	71	165

Total Current Liabilities	15,892	8,756

Long-term debt obligations	19,999	7,400
Other liabilities	6,729	5,591
Deferred income taxes	4,057	659

Total Liabilities	46,677	22,406

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(150)	(145)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued 1,865 and 1,782 shares, respectively)	31	30
Capital in excess of par value	4,527	250
Retained earnings	37,090	33,805
Accumulated other comprehensive loss	(3,630)	(3,794)
Repurchased common stock, at cost (284 and 217 shares, respectively)	(16,745)	(13,383)

Total PepsiCo Common Shareholders’ Equity	21,273	16,908

Noncontrolling interests	312	638

Total Equity	21,476	17,442

Total Liabilities and Equity	$68,153	$39,848

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions, except dollar amounts, and unaudited)

	Quarter Ended		Year Ended
	12/25/10	12/26/09	12/25/10	12/26/09
Beginning Net Shares Outstanding	1,583	1,559	1,565	1,553
Shares Issued in Connection with our Acquisitions of PBG and PAS	—	—	67	—
Options Exercised/Restricted Stock Units Converted	8	6	26	12
Shares Repurchased	(9)	—	(76)	—

Ending Net Shares Outstanding	1,582	1,565	1,582	1,565

Weighted Average Basic	1,582	1,562	1,590	1,558
Dilutive securities:
Options	18	17	18	13
Restricted Stock Units	6	4	5	4
ESOP Convertible Preferred Stock/Other	1	1	1	2

Weighted Average Diluted	1,607	1,584	1,614	1,577

Average Share Price for the period	$65.56	$60.91	$64.35	$55.30
Growth Versus Prior Year	8%	3%	16%	(16)%

Options Outstanding	106	106	112	112
Options in the Money	84	85	88	72
Dilutive Shares from Options	18	17	18	13
Dilutive Shares from Options as a % of Options in the Money	21%	20%	21%	18%

Average Exercise Price of Options in the Money	$50.36	$47.92	$49.14	$45.68

Restricted Stock Units Outstanding	11	6	9	6
Dilutive Shares from Restricted Stock Units	6	4	5	4

Average Intrinsic Value of Restricted Stock Units Outstanding*	$63.27	$60.98	$62.50	$61.03

*	Weighted-average intrinsic value at grant date.

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Division operating profit, core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the quarter and year ended December 25, 2010, we recognized $33 million and $91 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the quarter and year ended December 26, 2009, we recognized $83 million and $274 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
Merger and integration charges
In the quarter ended December 25, 2010, we incurred merger and integration charges of $263 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our acquisition of WBD, including $133 million recorded in the PAB segment, $67 million recorded in the Europe segment and $63 million recorded in corporate unallocated expenses. In the year ended December 25, 2010, we incurred merger and integration charges of $799 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our pending acquisition of WBD, including $467 million recorded in the PAB segment, $111 million recorded in the Europe segment, $191 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges also include closing costs, one-time financing costs and advisory fees related to the acquisitions. In addition, in the year ended December 25, 2010, we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income. In the quarter and year ended December 26, 2009, we incurred $49 million and $50 million, respectively, of costs associated with the mergers with PBG and PAS, as well as an additional $3 million and $11 million of costs in the quarter and year ended December 26, 2009, respectively, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income.
Restructuring and impairment charges
As a result of our previously initiated Productivity for Growth program, in the year ended December 26, 2009, we recorded $36 million of restructuring and impairment charges.
Gain on previously held equity interests in PBG and PAS
In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.
Inventory fair value adjustments
In the quarter ended December 25, 2010, in the PAB segment, we recorded $24 million of incremental costs, substantially all in cost of sales, related to hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 25, 2010, we recorded $398 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date, including $358 million recorded in the PAB segment and $40 million recorded in the Europe segment.
Venezuela currency devaluation
As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.

Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Asset write-off for SAP software
In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.
Foundation contribution
In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.
Interest expense incurred in connection with debt repurchase
In the quarter and year ended December 25, 2010, we paid $672 million in a cash tender offer to repurchase $500 million (aggregate principal amount) of our 7.90% senior unsecured notes maturing in 2018. As a result of this debt repurchase, we recorded a $178 million charge to interest expense, primarily representing the premium paid in the tender offer.
Management operating cash flow
Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
2011 and longer-term guidance
Our 2011 core tax rate guidance and our 2011 and longer-term core constant currency EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week in 2011. We are not able to reconcile our full-year projected 2011 core tax rate to our full-year projected 2011 reported tax rate or our full-year projected 2011 and longer-term core constant currency EPS to our full-year projected 2011 and longer-term reported results because we are unable to predict the 2011 and longer-term impacts of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, unaudited)
Operating Profit Growth Reconciliation

	Quarter
	Ended	Year Ended
	12/25/10	12/25/10
Division Operating Profit Growth	14%	12%
Impact of Corporate Unallocated	(5)	(8)

Reported Total Operating Profit Growth	10%*	4%

*	Does not sum due to rounding
Effective Tax Rate Reconciliation

	Year Ended
	12/25/10
	Pre-Tax		Effective
	Income	Income Taxes	Tax Rate
Reported Effective Tax Rate	$8,232	$1,894	23.0%
Mark-to-Market Net Gains	(91)	(33)
Gain on Previously Held Equity Interests	(735)	223
Merger and Integration Charges	808	160
Inventory Fair Value Adjustments	398	65
Venezuela Currency Devaluation	120	—
Asset Write-Off	145	53
Foundation Contribution	100	36
Debt Repurchase	178	64

Core Effective Tax Rate	$9,155	$2,462	26.9%

	Year Ended
	12/26/09
	Pre-Tax			Effective
	Income	Income Taxes		Tax Rate
Reported Effective Tax Rate	$8,079	$2,100		26.0%
Mark-to-Market Net Gains	(274)	(101)
Restructuring and Impairment Charges	36	7
PBG/PAS Merger Costs	61	16

Core Effective Tax Rate	$7,902	$2,023	*	25.6%

*	Does not sum due to rounding
Net Income Attributable to PepsiCo Reconciliation

	Year Ended
	12/25/10	12/26/09	Growth
Reported Net Income Attributable to PepsiCo	$6,320	$5,946	6%
Mark-to-Market Net Gains	(58)	(173)
Restructuring and Impairment Charges	—	29
Merger and Integration Charges	648	44
Gain on Previously Held Equity Interests	(958)	—
Inventory Fair Value Adjustments	333	—
Venezuela Currency Devaluation	120	—
Asset Write-Off	92	—
Foundation Contribution	64	—
Debt Repurchase	114	—

Core Net Income Attributable to PepsiCo	$6,675	$5,846	14%

Impact of Foreign Currency Translation			1

Core Constant Currency Net Income Attributable to PepsiCo			15%

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except per share amounts, unaudited)
Diluted EPS Reconciliation

	Quarter Ended
	12/25/10	12/26/09		Growth
Reported Diluted EPS	$0.85	$0.90		(6)%
Mark-to-Market Net Gain	(0.01)	(0.03)
Merger and Integration Charges	0.13	0.02
Inventory Fair Value Adjustments	0.01	—
Debt Repurchase	0.07	—
Core Diluted EPS	$1.05	$0.90	*	17%
Impact of Foreign Currency Translation				1.5
Core Constant Currency Diluted EPS				19%*

*	Does not sum due to rounding.

	Year Ended
	12/25/10	12/26/09	Growth
Reported Diluted EPS	$3.91	$3.77	4%
Mark-to-Market Net Gain	(0.04)	(0.11)
Restructuring and Impairment Charges	—	0.02
Gain on Previously Held Equity Interests	(0.60)	—
Merger and Integration Charges	0.40	0.03
Inventory Fair Value Adjustments	0.21	—
Venezuela Currency Devaluation	0.07	—
Asset Write-Off	0.06	—
Foundation Contribution	0.04	—
Debt Repurchase	0.07	—

Core Diluted EPS	$4.13 *	$3.71	12%

Impact of Foreign Currency Translation			1

Core Constant Currency Diluted EPS			12%*

*	Does not sum due to rounding.
Net Cash Provided by Operating Activities Reconciliation

	Year Ended	Year Ended
	12/25/10	12/26/09	Change
Net Cash Provided by Operating Activities	$8,448	$6,796	24%
Capital Spending	(3,253)	(2,128)
Sales of Property, Plant and Equipment	81	58

Management Operating Cash Flow	5,276	4,726
Discretionary Pension and Retiree Medical Contributions (after-tax)	983	640
Payments Related to 2009 Restructuring Charges (after-tax)	20	168
Merger and Integration Payments (after-tax)	299	49
Foundation Contribution (after-tax)	64	—
Debt Repurchase (after-tax)	112	—
Capital Investments Related to the PBG/PAS Integration	138	—

Management Operating Cash Flow Excluding above Items	$6,892	$5,583	23%

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
Quarter and Year Ended December 25, 2010
(in millions, except per share amounts, and unaudited)

	GAAP									Non-GAAP
	Measure	Non-Core Adjustments								Measure
	Reported	Gain on previously							Commodity	Core*
	Quarter	held equity	Inventory fair	Merger and	Asset write-off		Venezuela		mark-to-	Quarter
	Ended	interests in PBG	value	integration	for SAP	Foundation	currency	Debt	market net	Ended
	12/25/10	and PAS	adjustments	charges	software	contribution	devaluation	repurchase	gains	12/25/10
Cost of sales	$8,359	$—	$(24)	$—	$—	$—	$—	$—	$—	$8,335
Selling, general and administrative expenses	$7,526	$—	$—	$(263)	$—	$—	$—	$—	$33	$7,296
Operating profit	$2,231	$—	$24	$263	$—	$—	$—	$—	$(33)	$2,485
Interest Expense	$(408)	$—	$—	$—	$—	$—	$—	$178	$—	$(230)
Provision for income taxes	$511	$—	$10	$46	$—	$—	$—	$64	$(11)	$620
Net income attributable to PepsiCo	$1,365	$—	$14	$217	$—	$—	$—	$114	$(22)	$1,688
Net income attributable to PepsiCo per common share — diluted	$0.85	$—	$0.01	$0.13	$—	$—	$—	$0.07	$(0.01)	$1.05

	GAAP									Non-GAAP
	Measure	Non-Core Adjustments								Measure
	Reported	Gain on previously							Commodity	Core*
	Quarter	held equity	Inventory fair	Merger and	Asset write-off		Venezuela		mark-to-	Quarter
	Ended	interests in PBG	value	integration	for SAP	Foundation	currency	Debt	market net	Ended
	12/25/10	and PAS	adjustments	charges	software	contribution	devaluation	repurchase	gains	12/25/10
Cost of sales	$26,575	$—	$(395)	$—	$—	$—	$—	$—	$—	$26,180
Selling, general and administrative expenses	$22,814	$—	$(3)	$(769)	$(145)	$(100)	$(120)	$—	$91	$21,768
Operating profit	$8,332	$—	$398	$769	$145	$100	$120	$—	$(91)	$9,773
Bottling equity income	$735	$(735)	$—	$9	$—	$—	$—	$—	$—	$9
Interest expense	$(903)	$—	$—	$30	$—	$—	$—	$178	$—	$(695)
Provision for income taxes	$1,894	$223	$65	$160	$53	$36	$—	$64	$(33)	$2,462
Net income attributable to PepsiCo	$6,320	$(958)	$333	$648	$92	$64	$120	$114	$(58)	$6,675
Net income attributable to PepsiCo per common share — diluted	$3.91	$(0.60)	$0.21	$0.40	$0.06	$0.04	$0.07	$0.07	$(0.04)	$4.13 **

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
Quarter and Year Ended December 26, 2009
(in millions, except per share amounts, and unaudited)

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	Quarter	Restructuring and	Merger and	Commodity	Quarter
	Ended	impairment	integration	mark-to-market	Ended
	12/26/09	charges	charges	net gains	12/26/09
Selling, general and administrative expenses	$4,949	$—	$(49)	$83	$4,983
Operating profit	$2,034	$—	$49	$(83)	$2,000
Bottling equity income	$75	$—	$3	$—	$78
Provision for income taxes	$583	$—	$16	$(35)	$564
Net income attributable to PepsiCo	$1,434	$—	$36	$(48)	$1,422
Net income attributable to PepsiCo per common share — diluted	$0.90	$—	$0.02	$(0.03)	0.90 **

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	Year	Restructuring and	Merger and	Commodity	Year
	Ended	impairment	integration	mark-to-market	Ended
	12/26/09	charges	charges	net gains	12/26/09
Selling, general and administrative expenses	$15,026	$(36)	$(50)	$274	$15,214
Operating profit	$8,044	$36	$50	$(274)	$7,856
Bottling equity income	$365	$—	$11	$—	$376
Provision for income taxes	$2,100	$7	$17	$(101)	$2,023
Net income attributable to PepsiCo	$5,946	$29	$44	$(173)	$5,846
Net income attributable to PepsiCo per common share — diluted	$3.77	$0.02	$0.03	$(0.11)	$3.71

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
Quarter and Year Ended December 25, 2010
(in millions and unaudited)

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	Quarter	Inventory fair	Merger and	Asset write-off		Venezuela	Commodity mark-	Quarter
	Ended	value	integration	for SAP	Foundation	currency	to-market net	Ended
Operating Profit	12/25/10	adjustments	charges	software	contribution	devaluation	gains	12/25/10

Frito-Lay North America	$1,027	$—	$—	$—	$—	$—	$—	$1,027
Quaker Foods North America	175	—	—	—	—	—	—	175
Latin America Foods	388	—	—	—	—	—	—	388

PepsiCo Americas Foods	1,590	—	—	—	—	—	—	1,590

PepsiCo Americas Beverages	734	24	133	—	—	—	—	891

Europe	218	—	67	—	—	—	—	285

Asia, Middle East & Africa	61	—	—	—	—	—	—	61

Division Operating Profit	2,603	24	200	—	—	—	—	2,827

Corporate Unallocated	(372)	—	63	—	—	—	(33)	(342)

Total Operating Profit	$2,231	$24	$263	—	—	—	$(33)	$2,485

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	Year	Inventory fair	Merger and	Asset write-off		Venezuela	Commodity mark-	Year
	Ended	value	integration	for SAP	Foundation	currency	to-market net	Ended
Operating Profit	12/25/10	adjustments	charges	software	contribution	devaluation	gains	12/25/10

Frito-Lay North America	$3,549	$—	$—	$—	$—	$—	$—	$3,549
Quaker Foods North America	568	—	—	—	—	—	—	568
Latin America Foods	1,004	—	—	—	—	—	—	1,004

PepsiCo Americas Foods	5,121	—	—	—	—	—	—	5,121

PepsiCo Americas Beverages	2,776	358	467	—	—	(9)	—	3,592

Europe	1,020	40	111	—	—	—	—	1,171

Asia, Middle East & Africa	742	—	—	—	—	—	—	742

Division Operating Profit	9,659	398	578	—	—	(9)	—	10,626

Corporate Unallocated	(1,327)	—	191	145	100	129	(91)	(853)

Total Operating Profit	$8,332	$398	$769	$145	$100	$120	$(91)	$9,773

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules
A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
Quarter and Year Ended December 26, 2009
(in millions and unaudited)

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	Quarter	Restructuring and	Merger and		Quarter
	Ended	impairment	integration	Mark-to-market	Ended
Operating Profit	12/26/09	charges	charges	net impact	12/26/09

Frito-Lay North America	$956	$—	$—	$—	$956
Quaker Foods North America	190	—	—	—	190
Latin America Foods	301	—	—	—	301

PepsiCo Americas Foods	1,447	—	—	—	1,447

PepsiCo Americas Beverages	522	—	—	—	522

Europe	259	—	1	—	260

Asia, Middle East & Africa	46	—	—	—	46

Division Operating Profit	2,274	—	—	—	2,275

Corporate Unallocated	(240)	—	48	(83)	(275)

Total Operating Profit	$2,034	$—	$49	$(83)	$2,000

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	Year	Restructuring and			Year
	Ended	impairment	Merger and	Mark-to-market	Ended
Operating Profit	12/26/09	charges	integration charges	net impact	12/26/09

Frito-Lay North America	$3,258	$2	$—	$—	$3,260
Quaker Foods North America	628	1	—	—	629
Latin America Foods	904	3	—	—	907

PepsiCo Americas Foods	4,790	6	—	—	4,796

PepsiCo Americas Beverages	2,172	16	—	—	2,188

Europe	932	1	1	—	934

Asia, Middle East & Africa	716	13	—	—	729

Division Operating Profit	8,610	36	1	—	8,647

Corporate Unallocated	(566)	—	49	(274)	(791)

Total Operating Profit	$8,044	$36	$50	$(274)	$7,856

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules
A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	Quarter Ended
	12/25/10
	Net		Operating
	Revenue		Profit
Frito-Lay North America
Reported Growth	—%		7%
Restructuring and Impairment Charges	—		—

Core Growth	—		7
Impact of Foreign Currency Translation	—		—

Core Constant Currency Growth	—%		7%

Quaker Foods North America
Reported Growth	(3)%		(7)%
Restructuring and Impairment Charges	—		—

Core Growth	(3)		(7)
Impact of Foreign Currency Translation	(0.5)		(0.5)

Core Constant Currency Growth	(4	)%**	(8	)%**

Latin America Foods
Reported Growth	9%		29%
Restructuring and Impairment Charges	—		—

Core Growth	9		29
Impact of Foreign Currency Translation	2		(1)

Core Constant Currency Growth	11%		28%

PepsiCo Americas Foods
Reported Growth	3%		10%
Restructuring and Impairment Charges	—		—

Core Growth	3		10
Impact of Foreign Currency Translation	—		(1)

Core Constant Currency Growth	3%		9%

PepsiCo Americas Beverages
Reported Growth	129%		40%
Restructuring and Impairment Charges	—		—
Merger and Integration Charges	—		26
Inventory Fair Value Adjustments	—		4.5

Core Growth	129		71	**
Impact of Foreign Currency Translation	1		6

Core Constant Currency Growth	130%		77%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	Quarter Ended
	12/25/10
	Net	Operating
	Revenue	Profit

Europe
Reported Growth	36%	(16)%
Restructuring and Impairment Charges	—	—
Merger and Integration Charges	—	25

Core Growth	36	9
Impact of Foreign Currency Translation	5.5	4

Core Constant Currency Growth	42%**	13%

Asia, Middle East & Africa
Reported Growth	19%	31%
Restructuring and Impairment Charges	—	—

Core Growth	19	31
Impact of Foreign Currency Translation	(2)	(8)

Core Constant Currency Growth	16%**	23%

Total Divisions
Reported Growth	37%	14%
Restructuring and Impairment Charges	—	—
Merger and Integration Charges	—	9
Inventory Fair Value Adjustments	—	1

Core Growth	37	24
Impact of Foreign Currency Translation	1	1

Core Constant Currency Growth	37%**	26%**

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	Year Ended
	12/25/10
	Net	Operating
	Revenue	Profit
Frito-Lay North America
Reported Growth	1%	9%
Restructuring and Impairment Charges	—	—

Core Growth	1%	9%
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	0.5%**	8%

Quaker Foods North America
Reported Growth	(3)%	(10)%
Restructuring and Impairment Charges	—	—

Core Growth	(3)	(10)
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	(4)%	(10) %**

Latin America Foods
Reported Growth	11%	11%
Restructuring and Impairment Charges	—	—

Core Growth	11	11
Impact of Foreign Currency Translation	(1)	—

Core Constant Currency Growth	10%	11%

PepsiCo Americas Foods
Reported Growth	3.5%	7%
Restructuring and Impairment Charges	—	—

Core Growth	3.5	7
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	3%**	6%

PepsiCo Americas Beverages
Reported Growth	102%	28%
Restructuring and Impairment Charges	—	(1)
Merger and Integration Charges	—	22
Inventory Fair Value Adjustments	—	16
Venezuela Currency Devaluation	—	—

Core Growth	102	64 **
Impact of Foreign Currency Translation	—	4

Core Constant Currency Growth	102%	68%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	Year Ended
	12/25/10
	Net	Operating
	Revenue	Profit
Europe
Reported Growth	38%	9%
Restructuring and Impairment Charges	—	—
Merger and Integration Charges	—	12
Inventory Fair Value Adjustments	—	4

Core Growth	38	25
Impact of Foreign Currency Translation	2	1

Core Constant Currency Growth	40%	26%

Asia, Middle East & Africa
Reported Growth	19%	4%
Restructuring and Impairment Charges	—	(2)

Core Growth	19	2
Impact of Foreign Currency Translation	(4)	(4)

Core Constant Currency Growth	15%	(2)%

Total Divisions
Reported Growth	34%	12%
Restructuring and Impairment Charges	—	—
Merger and Integration Charges	—	7
Inventory Fair Value Adjustments	—	5

Core Growth	34	23 **
Impact of Foreign Currency Translation	(1)	1

Core Constant Currency Growth	33%	23%**

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.